Exhibit 99.3
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of
DLS Drilling, Logistics & Services Corporation
We have audited the accompanying consolidated balance sheets of DLS Drilling, Logistics & Services Corporation as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DLS Drilling, Logistics & Services Corporation as of December 31, 2005 and 2004, and the consolidated results of their operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with generally accepted accounting principles in the United States of America.
Buenos Aires, Argentina
March 2, 2006, except in respect of Note 22 for which the date is June 9, 2006.
Sibille
/s/ Ariel S. Eisenstein
Partner

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
Amounts expressed in thousands of US Dollars

	December 31,	December 31,
	2005	2004

ASSETS
Current Assets
Cash and cash equivalents (Note 4)	731	1,496
Accounts receivable (Note 5)	26,826	19,970
Parts and supplies (Note 6)	16,640	16,110
Prepaid expenses and other current assets (Note 7)	4,069	4,713
Assets of discontinued operations (Note 22)	7,276	—

Total Current Assets	55,542	42,289

Non-Current Assets
Property, plant and equipment, net (Note 8)	110,510	97,799
Assets of discontinued operations	—	12,659
Investments	2	2

Total Non-Current Assets	110,512	110,460

TOTAL	166,054	152,749

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable and accrued expenses (Note 9)	13,522	12,209
Short-term debt (Note 10)	8,690	19,430
Payroll and accrued taxes (Note 11)	7,976	6,948
Other liabilities (Note 12)	9,188	1,816

Total Current Liabilities	39,376	40,403

Non-Current Liabilities
Other liabilities (Note 12)	782	14,167
Long-term debt (Note 13)	29,640	12,846
Deferred income tax liability (Note 14)	696	526

Total Non-Current Liabilities	31,118	27,539

TOTAL LIABILITIES	70,494	67,942

Stockholders’ Equity
Common stock (Note 3)	42,963	42,963
Additional paid-in capital (Note 3)	31,606	27,466
Retained earnings	20,991	14,378

TOTAL STOCKHOLDERS’ EQUITY	95,560	84,807

TOTAL	166,054	152,749

See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
Amounts expressed in thousands of US Dollars

	Year Ended December 31,

	2005	2004	2003

Sales and Other Operating Revenues (Note 15)	129,849	112,272	96,084
Operating Costs and Expenses (Note 16)	(113,351)	(98,366)	(83,727)

Gross Profit	16,498	13,906	12,357
General and Administrative Expenses	(3,933)	(3,430)	(3,140)

Operating Income	12,565	10,476	9,217
Net Financial Expenses (Note 16)	(5,394)	(4,585)	(4,030)
Other Income (Expenses) (Note 16)	7,127	1,000	(166)

Income from Continuing Operations Before Income Tax	14,298	6,891	5,021
Income Tax (Note 14)	(3,547)	(3,030)	(3,907)

Income from Continuing Operations	10,751	3,861	1,114
Loss on Discounted Operations, net of Income Tax Benefit of $2,228, $705, and $0, respectively (Note 22)	(4,138)	(1,309)	0

Net Income	6,613	2,552	1,114

See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Amounts expressed in thousands of US Dollars

				Accumulated
	Common Stock			other
			Paid-in	comprehensive	Retained
Description	Shares	Amount	Capital	income	Earnings	Total

2003
Opening Balance	42,963,374	42,963	27,466	—	10,712	81,141
Net income for fiscal year 2003					1,114	1,114

Balance as of December 31, 2003	42,963,374	42,963	27,466	—	11,826	82,255

2004
Net income for fiscal year 2004					2,552	2,552

Balance as of December 31, 2004	42,963,374	42,963	27,466	—	14,378	84,807

2005
Contribution of additional paid-in-capital	—	—	4,140	—	—	4,140
Net income for fiscal year 2005					6,613	6,613

Balance as of December 31, 2005	42,963,374	42,963	31,606	—	20,991	95,560

See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Amounts expressed in thousands of US Dollars

	Year Ended December 31,

	2005	2004	2003

Net Income	6,613	2,552	1,114
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income tax	524	320	3,907
Depreciation, depletion and amortization	9,420	9,475	7,173
Loss on discontinued operations	4,138	1,309	—
Changes in assets and liabilities
(Increase) decrease in parts and supplies	(530)	91	(400)
Increase in accounts receivable trade	(6,856)	(2,041)	(6,697)
Decrease (increase) prepaid expenses and other current assets, net of deferred income tax	290	719	(2,120)
Increase in trade accounts payable and accrued expenses, payroll and accrued taxes and current other liabilities	4,629	6,347	4,783

Net cash provided by operations	18,228	18,772	7,760

Investment activities
Disposal (purchase) of investments	—	13	(10)
Proceeds from the sale of property, plant and equipment	64	160	—
Additions to property, plant and equipment	(22,195)	(12,184)	(12,640)

Net cash used in investment activities	(22,131)	(12,011)	(12,650)

Financing
Contribution of additional paid-in capital	4,140	—	—
New long – term debt	14,500	5,065	5,290
Net new short – term debt	—	2,912	—
Financing from customers and other liabilities	(6,073)	14,166	—
Net decrease in short – term debt and long-term debt	(8,446)	(12,894)	(733)

Net cash provided by financing activities	4,121	9,249	4,557

Cash flows from discontinued operations
Net cash used in operations	—	—	—
Net cash used in investments activities	(983)	(14,673)	—
Net cash used in financing activities	—	—	—

Net cash used in discontinued operations	(983)	(14,673)	—

(Decrease) increase in cash and cash equivalents	(765)	1,337	(333)
Cash and cash equivalents at the beginning of the year	1,496	159	492

Cash and cash equivalents at the end of the year	731	1,496	159

Income tax paid	—	—	—
Interest paid	920	1,873	467
See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Amounts expressed in thousands of US Dollars
Note 1.     The Company
      DLS Drilling, Logistics & Services Corporation (“DLS” or, including its subsidiaries and branch, the “Company”), incorporated under the laws of the British Virgin Islands in September 1993, is involved in drilling and oil field services.
      In addition, the Company made certain investments in oil and natural gas exploration activities (see Note 22).
      DLS’s shareholders are Bridas International Holdings Ltd., Bridas Central Company Ltd. and Associated Petroleum Investors Limited, which hold 40%, 40% and 20%, respectively of DLS’s capital stock.
      The Company has conducted and continues to conduct significant transactions with related parties as explained in Note 17.
Note 2.     Significant accounting policies and presentation

2.1. Accounting policies
      The consolidated financial statements of DLS are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements presented herein were prepared on a consistent basis applying the significant accounting policies described in this note. Certain reclassifications have been made to prior presentations to be consistent with the current period classification. Also, these financial statements reflect certain reclassifications to present the oil and gas operations on a discontinued operations basis as a consequence of the transaction described in Note 22.
      The management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses to prepare these financial statements in conformity with US GAAP. Actual results may differ in some cases from those estimates. These estimates include, but are not limited to, the allowance for uncollectible accounts, recoverability of the investment in long-term assets and the fair value of the Company’s investment in unproved oil and gas properties.

2.2. Basis of presentation
      The consolidated financial statements include the financial statements of DLS Drilling, Logistics & Services Corporation and its subsidiary and branch. All intercompany balances and transactions have been eliminated in these consolidated financial statements.
      DLS had the following subsidiary and branch:

		Stock
Company	Main Activity	Ownership	Voting Rights

DLS Argentina Ltd. (1)	Oil Field Services	99.99%	99.99%
DLS Bolivia Branch	Oil Field Services	100.00%

(1)	DLS Argentina Ltd. has a branch in Argentina (DLS Argentina Limited Sucursal Argentina).

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 2.     Significant accounting policies and presentation (continued)

2.3. Cash and cash equivalents
      Cash and cash equivalents include checking account deposits, time deposits with original maturities of three months or less and cash on hand. For the purposes of the consolidated statements of cash flows the company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

2.4. Parts and supplies
      Inventories of materials, supplies, spare parts, drilling fluids and others are stated at purchase cost. Goods in transit on which ownership has passed to the Company are valued at purchase cost. These values do not exceed those prevailing in the market.

2.5. Property, plant and equipment
      Property, plant and equipment are carried at cost. Major renewals and improvements are capitalized and depreciated over the respective asset’s remaining useful life. Maintenance and repair costs are charged to expense as incurred. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in results of operations. Interest is capitalized on construction-in-progress, if any, at the interest rate on debt incurred for construction or at the weighted average cost of debt outstanding during the period of construction.
      Depreciation is provided using the working days method for drilling rigs and the straight-line method based upon expected useful lives of the rest of the items determined for each class of asset. Estimated useful lives of the assets are as follows:

Drilling rigs	5840 working days
Rig equipment	5 years
Workover rigs	16 years
Pulling rigs	10 years
Trucks and transportation equipment	4 years
Buildings	10 years
Trailers and facilities	4 years
Other	3 to 5 years
      Net property, plant and equipment does not exceed recoverable values based on estimates of future operations. The Company adopted Statement of Financial Accounting Standard Nr.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, issued by the Financial Accounting Standards Board (“FASB”) in August 2001. This standard addresses the accounting for the recognition and measurement of impairment losses for long-lived assets (including oil and gas properties accounted for under the

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 2.     Significant accounting policies and presentation (continued)
successful efforts method of accounting and certain amortizable intangibles to be held and used or disposed of, see Note 22).
      The Company performs a review for impairment when circumstances suggest there is a need for such a review. The Company groups and evaluates other property, plant and equipment for impairment based on the ability to identify separate cash flows generated therefrom.

2.6. Foreign currency remeasurement
      The Company has designated the U.S. dollar as the functional currency for its operations because it contracts with customers, purchases equipment and finances capital using the U.S. dollar. Certain monetary assets and liabilities denominated in currencies other than the U.S. dollar are remeasured at period end historical exchange rates and all foreign currency monetary, gains or losses are reflected in each year’s results of operations and are included in Financial Expenses, net on the Statement of Income. (See Note 16).

2.7. Revenue recognition
      The Company recognizes revenue as services are performed based upon contracted dayrates and the number of operating days during the year. Revenue from turnkey contracts is based on percentage of completion of the services at each balance sheet date. Mobilization fees received and costs incurred in connection with a customer contract to mobilize a rig from one geographic area to another are deferred and recognized on a straight-line basis over the term of such contract. Costs incurred to mobilize a rig without a contract are expensed as incurred.

2.8. Compensated absences and additional salaries
      The Company accrues the liability for future compensation to employees for vacations and annual additional salaries (13th month payment) vested during the year.

2.9. Concentration of credit risk
      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents in other high quality financial instruments. The Company limits the amount of credit exposure to any one financial institution. The Company’s customer base consists primarily of major integrated international oil companies, as well as smaller independent oil and gas producers. Management believes the credit quality of its customers is generally high. The Company provides allowances for potential credit losses when necessary.

2.10. Conditions affecting ongoing operations
      The Company’s current business and operations are substantially dependent upon conditions in the oil and gas industry and, specifically, the exploration and production expenditures of oil and gas

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 2.     Significant accounting policies and presentation (continued)
companies. The demand for contract drilling and related services is influenced by oil and gas prices, expectations about future prices, the cost of producing and delivering oil and gas, government regulations and local and international political and economic conditions. There can be no assurance that current levels of exploration and production expenditures of oil and gas companies will be maintained or that demand for the Company’s services will reflect the level of such activities.

2.11. Income tax
      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards Nr. 109 (“SFAS 109”), “Accounting for Income Tax”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income for the period that includes the enactment date.
      The consolidated entity domiciled in Argentina is subject to Argentine income tax at a nominal rate of 35% except for the activities carried out in the province of Tierra del Fuego, which are exempt. The entity domiciled in Bolivia is subject to Bolivian income tax at a nominal rate of 25%. Income earned by DLS is not subject to taxation.
Note 3.     Stockholders’ equity
      At December 31, 2005, 2004 and 2003, the authorized share capital of DLS was USD 70,000, of which USD 42,963 had been issued and was outstanding, represented by 42,963,374 shares. Each share has a par value of one U.S. Dollar and is entitled to one vote. The shares are identical in all respects. During 2005, the Company received contribution of additional paid in capital in the aggregate amount of USD 4,140. This contribution of additional paid in capital was made by the shareholders in the same proportion to their ownership interest. No additional common shares were issued.
Note 4.     Cash and cash equivalents

	December 31

	2005	2004

Cash on hand and in banks	331	1,496
Time deposits	400	—

	731	1,496

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 5.     Accounts receivable

	December 31

	2005	2004

Trade	26,826	19,970

	26,826	19,970

      No allowance for potential credit loss was deemed necessary as of December 31, 2005 and 2004 based on an evaluation of outstanding customer balances at each date.
Note 6.     Parts and supplies

Drilling fluids	1,741	1,541
Materials, supplies, spare parts and others	13,916	13,165
Goods in transit	983	1,404

	16,640	16,110

Note 7.     Prepaid expenses and other current assets

Prepaid taxes	2,073	1,857
Minimum presumed income tax	—	791
Deferred tax asset	309	663
Prepaid expenses	1,036	1,402
Deferred mobilization costs	651	—

	4,069	4,713

Note 8.     Property, plant and equipment

Drilling activities:
Drilling rigs	91,585	81,227
Rig equipment	17,372	15,594
Workover rigs	15,549	11,622
Rig held for future use(1)	10,752	10,752
Pulling rigs	7,324	6,459
Trucks and transportation equipment	3,559	3,456
Buildings	2,826	2,073
Trailers and facilities	1,359	1,258
Other	8,599	7,241

	158,925	139,682
Accumulated depreciation	(48,415)	(41,883)

Net property, plant and equipment	110,510	97,799

(1)	Carried at cost, which is lower than estimated fair market value.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 9.     Trade accounts payable and accrued expenses

	December 31

	2005	2004

Trade creditors	11,724	10,999
Accrued expenses	1,798	1,210

	13,522	12,209

Note 10.     Short-term debt

Short term debt	—	1,006
Portion of long term debt maturing within one year	8,690	18,424

	8,690	19,430

      Short term debt for USD 1,006 at December 31, 2004 accrued interest at an average 4.35% annual rate.
Note 11.     Payroll and accrued taxes

	December 31

	2005	2004

Payroll	5,203	4,149
Taxes	2,773	2,799

	7,976	6,948

Note 12.     Other liabilities

Current
Customer financing of rig purchases	1,850	1,715
Note payable	7,177	—
Other	161	101

Total	9,188	1,816

Non-Current
Customer financing of rig purchases	782	2,591
Note payable	—	11,576

Total	782	14,167

      These liabilities are denominated in U.S. dollars, except for USD 161 and USD 101 which were denominated in Argentine pesos as of December 31, 2005 and 2004, respectively. The amounts of USD 2,632 and USD 4,306 accrued interest at a 8% p.a. rate in the years ended December 31, 2005 and 2004, respectively. The amounts of USD 7,177 and USD 11,576 accrued interest at a 6% p.a. rate in the years ended December 31, 2005 and 2004, respectively. The remaining other liabilities —current (USD 161 and USD 101 at each year end) did not bear interest.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 12.     Other liabilities (continued)
      Other liabilities — non current as of December 31, 2005 become due in 2007.
Note 13.     Long-term debt

	December 31

	2005	2004

3,49 % loan agreement due 2005(1)	—	2,028
4,51% loan agreement due 2005(1)	—	4,032
10,78% loan agreement due 2005(2)	—	1,128
10,78% loan agreement due 2006(2)	1,110	1,106
6,31% loan agreement due 2006(1)	2,142	1,676
6,31% loan agreement due 2008(1)	2,376	1,676
5,51% loan agreement due 2009(1)	1,500	800
6,156% loan agreement due 2010(1)	700	—
5,67% loan agreement due 2011(1)	350	—
10,78% loan agreement due 2007(2)	733	746
3,49% loan agreement due 2007(1)	2,376	1,676
6% loan agreement due 2005(1)	—	11,236
6% loan agreement due 2006(1)	5,438	5,166
6% loan agreement due 2007(1)	7,163	—
6% loan agreement due 2008(1)	7,514	—
6% loan agreement due 2009(1)	6,928	—

Subtotal	38,330	31,270
Less: Long-term debt maturing within one year	8,690	18,424

	29,640	12,846

(1)	Denominated in US dollars

(2)	Denominated in Argentine pesos

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 13.     Long-term debt (continued)
      Future maturities of long-term debt as of December 31, 2005 were as follows:

2006	8,690
2007	10,272
2008	9,890
2009	8,428
2010	700
Thereafter	350

Total long term debt	38,330

Note 14.     Income tax
      The components of the income tax expense from continuing operations for each year were as follows:

	Year ended December 31

	2005	2004	2003

Current	(3,023)	(2,710)	—
Deferred	(524)	(320)	(3,907)

Total	(3,547)	(3,030)	(3,907)

      A reconciliation between the income tax expense and income tax from continuing operations computed by applying the statutory rate to income from continuing operations before income taxes is summarized as follows:

		Percent of		Percent of		Percent of
		Pre-tax		Pre-tax		Pre-tax
	2005	Income	2004	Income	2003	Income

Income from continuing operations before income tax	14,298		6,891		5,021

Theoretical income tax (*)	4,941	34.6%	2,358	34.2%	1,722	34.3%

Non taxable income(**)	(2,333)	–16.3%	(573)	–8.3%	—
Non taxable-exempt operation	—		—		424	8.4%
Foreign exchange remeasurement	939	6.6%	1,245	18.1%	1,761	35.1%

Income tax expense	3,547	24.8%	3,030	44.0%	3,907	77.8%

(*)	The theoretical income tax rate applied represents the weighted average of 35% of Argentine income tax and 25% of Bolivian income tax.

(**)	Taxable income generated by the Company’s operations in the Province of Tierra de Fuego are exempt from Argentine income tax.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 14.     Income tax (continued)
      The loss on discontinued operations is presented net of the related tax effect (see Note 22).
      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at each year end are as follows:

	December 31

	2005	2004

Deferred tax asset:
Exchange losses deferred for tax purposes	309	663

Total deferred tax asset	309	663

Deferred tax liability:
Depreciation of property, plant and equipment	696	526

Total deferred tax liability	696	526

Note 15.     Sales and other operating revenues

	Year ended December 31

	2005	2004	2003

By type of service provided
Drilling	71,617	68,805	54,779
Workover	25,848	19,592	19,059
Pulling	13,545	9,752	16,078
Mud Services	18,506	13,426	5,862
Other Revenues	333	697	306

	129,849	112,272	96,084

By location
Argentina	126,716	102,339	89,443
Bolivia	3,133	9,933	6,641

	129,849	112,272	96,084

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 15.     Sales and other operating revenues (continued)
      Sales to significant customers were as follows:

	Year ended December 31

	2005	2004	2003

Pan American Energy LLC (see Notes 17 and 18)	71,928	57,326	47,565
Repsol YPF S.A.	19,741	17,454	26,631
Sales to other customers	38,180	37,492	21,888

	129,849	112,272	96,084

Note 16.     Detail of expenses

	Year ended December 31

	2005	2004	2003

Operating costs and expenses
Payroll and related taxes	39,290	29,599	23,155
Fuel, lubricants & materials	29,708	29,256	25,234
Third party services	20,898	17,264	18,961
Depreciation	9,420	9,475	7,173
Repairs and maintenance	4,506	4,064	2,857
Fleet expenses	3,415	2,794	1,837
Insurance	1,102	1,280	1,081
Other expenses	5,012	4,634	3,429

	113,351	98,366	83,727

	Year ended December 31

	2005	2004	2003

Net Financial expenses
Interest expenses	2,713	1,836	1,462
Interest income	(78)	(2)	(10)
Other financing charges	2,287	2,478	2,085
Foreign currency losses	472	273	493

	5,394	4,585	4,030

Other Income (Expenses)
Commissions earned (Note 17)	7,217	2,104	0
Other	(90)	(1,104)	(166)

	7,127	1,000	(166)

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 16.     Detail of expenses (continued)
      Between July 2004 and December 2005, the Company earned commissions for the assistance provided by DLS management to a related party (see Note 17) in securing significant contracts with certain unrelated parties. The commissions were calculated as a percentage of the actual revenue generated by such contracts and accrued over the term of the contracts. This is a non-recurring income.
Note 17.     Certain agreement and transactions with related parties
      DLS and Pan American Energy LLC, or PAE, a company that is approximately 40% owned by an affiliate of the current owners of DLS, entered into a five-year strategic agreement for the purpose of solidifying a long-term alliance for the drilling of oil and gas wells in the San Jorge basin (see Note 18.1). In 2005, 2004 and 2003 Company billed PAE a net aggregate of approximately USD 71,298 USD 57,326 and USD 47,565 respectively in respect of drilling and related services provided by DLS; services rendered to PAE represented approximately 55%, 51% and 50% of DLS’s revenue in those years. Also under the strategic agreement, DLS borrowed from PAE the amount of USD 5,545 during 2004 to purchase rigs to be used in drilling services to this customer. This loan bears interest at a 8% p.a. rate.
      In 2005, 2004 and 2003 the Company paid an aggregate amount of approximately USD 6,741 USD 5,771 and USD 4,439 respectively, to Tanus Argentina S.A., a related party, for the purchase of drilling fluids (see Note 18.3).
      In 2005 the Company acquired drilling rigs from Compañía de Perforaciones Río Colorado S.A., a related party, for USD 15,140.
      The Company received certain financing loans from a related party, Hudson Global Strategies Limited, in the normal course of business. The outstanding balance as of December 31, 2005, 2004 and 2003 was USD 27,043 USD 16,402 and USD 20,773 respectively. These loans bear interest at a 6% p.a. rate.
      In 2004 the Company purchased from Barrancas Sur S.A., a related party, a 90% interest in exploratory blocks General Lamadrid and Juarez for oil and gas exploration.
      Executive and other services such as data processing, rent and miscellaneous administrative and technical services were entered into by the Company with related parties. In 2005, 2004 and 2003 the Company paid to such related parties an aggregate amount of approximately USD 1,171 USD 1,186 and USD 1,714 respectively, in respect of said items.
      In 2005 and 2004, the Company earned commissions from Interoil Services Enterprise Limited, a related party, in the amount of USD 7,217 and USD 2,104, respectively.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 17.     Certain agreement and transactions with related parties (continued)
      The following table summarizes the outstanding balances at each year end, arising from the transactions described above.

	Year ended December 31

	2005	2004	2003

Accounts receivable trade	5,076	9,681	8,283
Trade accounts payable and accrued expenses	1,073	2,095	888
Short term debt	5,437	11,237	5,207
Long term debt	21,605	5,166	15,566
Other liabilities — current	9,027	1,715	—
Other liabilities non — current	782	14,167	—
Note 18.     Commitments and contingencies
     18.1.     PAE contract
      DLS and PAE, a related party, entered into a five-year strategic agreement for the purpose of solidifying a long-term alliance for the drilling of oil and gas wells in the San Jorge basin. The completion and repair of all wells in the area is also part of the agreement. The strategic agreement expires in June 2008. PAE represented approximately 55% of DLS’ revenue in 2005. PAE may terminate the agreement without cause on 60 days’ notice or in the case of a spin-off or merger of DLS that is not consented to by PAE. There is no provision allowing early termination by DLS and there are no change of control provisions. In accordance with the strategic agreement, DLS shall ensure the availability of at least three drilling rigs, eight workover rigs and five pulling rigs in order to meet PAE’s drilling plans but, in turn, PAE will provide DLS a sufficient number of drilling locations to keep all such rigs and associated equipment working during the term of the strategic agreement, provided that there are no material changes in the price of oil or adverse results of the production forecasts. The drilling rigs rates under the agreement are subject to an efficiency factor for drilling depths up to 2,700 meters. The agreement incorporates a standard drilling time in hours for a typical drilling prospect up to 2,700 meters. Drilling beyond 2,700 meters or drilling prospects with non-standard procedures are at agreed upon hourly rates plus reimbursable materials and expenses.

18.2. Drilling fluid contract
      DLS entered into a drilling service contract with Repsol-YPF. The term of the contract is three years and comprises 50% of all drilling and fluid services required by the customer in the Neuquen basin where Repsol-YPF is drilling with approximately 20 rigs. DLS derives 15% of its revenues from this contract.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 18.     Commitments and contingencies (continued)

18.3. Source of drilling fluids
      DLS purchases a wide variety of drilling fluids as well as components made by other manufacturers and suppliers for use in its operations. The products used by DLS are manufactured by other parties. DLS is not dependent on any single source of supply for any of its raw materials; however, DLS has a long-term agreement with Tanus, a supplier of chemical specialties used in mud service, from which DLS agreed to purchase through 2009 the chemicals it uses to provide mud services. DLS may terminate these agreement without cause on six month’s notice.

18.4. Litigation
      The Company is routinely involved in other litigation, claims and disputes incidental to its business, related to its labor agreements, which at times involves claims, some of which would not be covered by insurance. In the opinion of management, none of the existing litigation will have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Note 19.     Leases
      The Company leases space used for the executive offices of the branch in Argentina of DLS Argentina Limited. This lease is for an initial three-year term expiring in 2007. It has been classified as an operating lease. The approximate minimum annual rental commitment estimated at December 31, 2005 is USD 70 for each of the next three years. The total rental expense associated with this lease for the years ended December 31, 2005, 2004 and 2003 was USD 63 USD 72 and USD 59, respectively.
Note 20.     Fair value of financial instruments
      The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2005. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

	Carrying	Fair
	amount	value

Cash and cash equivalents	731	731
Accounts receivable	26,826	26,826
Accounts payable	13,522	13,522
Short-term debt	8,690	8,690
Long-term debt	29,640	29,640
Other liabilities	9,970	9,970

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 20.     Fair value of financial instruments (continued)
      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•	Cash and cash equivalents, trade accounts receivable, other assets, short term debt, trade accounts payable, accrued expenses: The carrying amounts approximate fair value because of the short maturity of these instruments.

•	Long-term debt: The fair value of the Company’s long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers.
Note 21.     New accounting pronouncements
      SFAS No. 151, Inventory Costs, was issued by the Financial Accounting Standards Board (FASB) in November 2004. This statement amends Accounting Research Bulletin No. 43, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials should be recognized as current-period charges, and it also requires that allocation of fixed production overheads be based on the normal capacity of the related production facilities. The provisions of this statement will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The provisions of this statement are applied prospectively. The Company expects that the adoption of this statement will not have a material impact on its financial position or results of operations in the future.
      FASB issued in December 2004 SFAS No. 153, Exchanges of Non-monetary Assets, An Amendment of APB Opinion No. 29. This statement addresses the measurement of exchanges of non-monetary assets and eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this statement are applied prospectively. The Company expects that the adoption of this statement will not have a material impact on its financial position or results of operations in the future.
      In May 2005, FASB issued the SFAS No. 154, Accounting Changes and Error Corrections. This statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Change in Interim Financial Statements, and changes the requirements for the accounting and reporting of a change in an accounting principle. The adoption of this statement did not have any effect on the Company’s consolidated financial statements.
      On April 4, 2005, FASB adopted Staff Position FSP FAS 19-1 that amends SFAS No. 19 Financial Accounting and Reporting by Oil and Gas Producing Companies, to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project. The guidance in the FSP is required to be applied prospectively as from the third quarter of 2005. The adoption of this FSP did not have any impact on the Company’s 2005 results of operations.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 21.     New accounting pronouncements (continued)
      In September 2005, the Emerging Issue Task Force (“EITF”) concluded in Issue 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty, that two or more exchange transactions involving inventory with the same counterparty that are entered into in contemplation of one another should be combined for purposes of evaluating the effect of APB Opinion 29, Accounting for Non-monetary Transactions. Additionally, the EITF reached a consensus that a non-monetary exchange where an entity transfers finished goods inventory in exchange for the receipt of raw materials or work-in-progress inventory within the same line of business should generally be recognized by the entity at fair value. The consensus in this issue should be applied to transactions completed in reporting periods beginning after March 15, 2006, whether pursuant to arrangements that were in place at the date of initial application of the consensus or arrangements executed subsequent to that date. The Company expects that the adoption of this EITF will not have a material impact on its financial position or results of operations in the future.
Note 22.     Discontinued operations
      On June 30, 2004, the Company purchased a 90% interest in exploratory blocks General Lamadrid and Juarez for oil and gas exploration. The purchase price was USD 13,694. The Company allocated USD 13,279 to unproved properties and USD 415 to construction work in progress. Subsequent exploration expenditures were capitalized in 2005 and 2004 in the amount of USD 983 and USD 979 respectively, and dry hole expense of USD 1,420 and USD 382 was incurred, respectively. The Company recorded an impairment charge of the unproved properties in the amount of USD 4,946 and USD 1,632 in the years ended December 31, 2005 and 2004, respectively. In March 2006, the Company entered into an agreement to sell its interest in the exploratory block to Barrancas Sur S.A. and received proceeds equal to the book value of the oil and gas properties as of the date of sale. The assets related to these oil & gas activities are presented as “Assets of discontinued operations” on the consolidated balance sheet, while the related expenses are presented as “Loss from discontinued operations” (net of income tax) on the consolidated statements of income.
      In connection with its oil & gas exploratory assets, the Company follows the successful efforts method of accounting. Costs of property acquisitions, successful exploratory wells and support equipment and facilities are capitalized. Costs of capitalized oil and gas properties would be amortized using the units of production method. As of December 31, 2005, the Company did not generate any sales of oil or gas and all activities to date have been exploratory in nature. Unsuccessful exploratory wells are expensed when determined to be non-productive. Overhead and all exploration cost other than exploratory drilling are charged against income as incurred.

	December 31

Assets of discontinued operations	2005	2004

Oil and gas unproved properties	6,701	11,647
Oil and gas construction work in progress	575	1,012

	7,276	12,659

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 22.     Discontinued operations (continued)

	Year Ended December 31

Loss on discontinued operations	2005	2004	2003

Dry hole expense	(1,420)	(382)	—
Impairment charges on unproved properties	(4,946)	(1,632)	—
Income tax benefits on discontinued operations	2,228	705	—

	(4,138)	(1,309)	—

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS
Amounts expressed in thousands of US Dollars

	June 30,	December 31,
	2006	2005

	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents (Note 4)	492	731
Accounts receivable (Note 5)	29,244	26,826
Parts and supplies (Note 6)	16,608	16,640
Prepaid and other current assets (Note 7)	6,307	4,069
Assets of discontinued operations (Note 3)	—	7,276

Total Current Assets	52,651	55,542

Non-Current Assets
Property, plant and equipment, net (Note 8)	108,593	110,510
Investments	2	2

Total Non-Current Assets	108,595	110,512

TOTAL	161,246	166,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable and accrued expenses (Note 9)	17,270	13,522
Short-term debt (Note 10)	8,861	8,690
Payroll and accrued taxes (Note 11)	12,593	7,976
Other liabilities (Note 12)	2,105	9,188

Total Current Liabilities	40,829	39,376

Non-Current Liabilities
Other liabilities (Note 12)	—	782
Long-term debt (Note 13)	17,453	29,640
Deferred income tax liability	749	696

Total Non-Current Liabilities	18,202	31,118

TOTAL LIABILITIES	59,031	70,494

Stockholders’ Equity
Common stock (Note 22)	42,963	42,963
Additional paid-in capital (Note 22)	31,606	31,606
Retained earnings	27,646	20,991

TOTAL STOCKHOLDERS’ EQUITY	102,215	95,560

TOTAL	161,246	166,054

See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME
Amounts expressed in thousands of US Dollars

	Six Months
	Ended June 30,

	2006	2005

Sales and Other Operating Revenues (Note 15)	82,019	61,085
Operating Costs and Expenses (Note 16)	(68,490)	(54,970)

Gross Profit	13,529	6,115
General and Administrative Expenses	(2,205)	(2,009)

Operating Income	11,324	4,106
Net Financial Expenses (Note 16)	(2,748)	(2,155)
Other (Expenses) Income (Note 16)	(784)	3,299

Income from Continuing Operations Before Income Tax	7,792	5,250
Income Tax (Note 14)	(3,512)	(2,074)

Income from Continuing Operations	4,280	3,176
Income from Discontinued Operations, net of Income Tax Benefit of $2,375 (Note 3)	2,375	—

Net Income	6,655	3,176

See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
UNAUDITED INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
Amounts expressed in thousands of US Dollars

				Accumulated
	Common Stock			Other
			Paid-in	Comprehensive	Retained
Description	Shares	Amount	Capital	Income	Earnings	Total

2005
Opening balance	42,963,374	42,963	27,466	—	14,378	84,807
Net income for the six months ended June 30, 2005	—	—	—	—	3,176	3,176

Balance as of June 30, 2005	42,963,374	42,963	27,466	—	17,554	87,983

2006
Opening balance	42,963,374	42,963	31,606	—	20,991	95,560
Net income for the six months ended June 30, 2006	—	—	—	—	6,655	6,655

Balance as of June 30, 2006	42,963,374	42,963	31,606	—	27,646	102,215

See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
Amounts expressed in thousands of US Dollars

	Six Months Ended
	June 30,

	2006	2005

Net Income	6,655	3,176
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income tax	210	275
Income from discontinued operations	(2,375)	—
Depreciation, depletion and amortization	5,490	4,486
Net gain on the sale of property, plant and equipment	(34)	24
Changes in assets and liabilities
Decrease in parts and supplies	32	545
Decrease (increase) in accounts receivable trade	(2,418)	(1,695)
Increase in prepaid expenses and other current assets, net of deferred income tax	(22)	(1,935)
Increase in trade accounts payable and accrued expenses, payroll and accrued taxes and current other liabilities	502	4,175

Net cash provided by operations	8,040	9,051

Investment activities
Purchase of investments	—	(10)
Proceeds from the sale of property, plant and equipment	798	27
Additions to property, plant and equipment	(4,337)	(4,057)

Net cash used in investment activities	(3,539)	(4,040)

Financing
Net decrease in Short-term debt and Long-term debt	(12,016)	(5,447)

Net cash used in financing activities	(12,016)	(5,447)

Cash flow from discontinued operations
Net cash provided by operations	—	—
Net cash provided by investment activities	7,276	—
Net cash provided by financing activities	—	—

Net cash provided by discontinued operations	7,276	—

Decrease in cash and cash equivalents	(239)	(436)
Cash and cash equivalents at the beginning of the period	731	1,496

Cash and cash equivalents at the end of the period	492	1,060

Income tax paid	—	—
Interest paid	2,648	1,155
See the accompanying notes to the consolidated financial statements

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS
Amounts expressed in thousands of US Dollars

Note 1.	The Company
      DLS Drilling, Logistics & Services Corporation (“DLS” or, including its subsidiaries and branch, the “Company”), incorporated under the laws of the British Virgin Islands in September 1993, is involved in drilling and oil field services.
      In addition, the Company made certain investments in oil and natural gas exploration activities (now discontinued, see Note 3).
      DLS’s shareholders are Bridas International Holdings Ltd., Bridas Central Company Ltd. and Associated Petroleum Investors Limited, which hold 40%, 40% and 20%, respectively of DLS’s capital stock. (See Note 23)
      The Company has conducted and continues to conduct significant transactions with related parties as explained in Note 17.

Note 2.	Significant accounting policies and presentation

2.1. Accounting policies
      The unaudited interim consolidated financial statements of DLS are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements presented herein were prepared on a consistent basis applying the significant accounting policies described in this note. The balance sheet as of December 31, 2005 presented for comparative purposes and related notes reflect certain reclassifications to present the oil and gas operations on a discontinued operations basis as a consequence of the transaction described in Note 3.
      In the opinion of management, the unaudited interim consolidated financial statements included herein reflects all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the Company’s financial position, results of operations and cash flow for the interim periods presented. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for a full year or any other interim period.
      The management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses to prepare these financial statements in conformity with US GAAP. Actual results may differ in some cases from those estimates. These estimates include, but are not limited to, the allowance for uncollectible accounts, recoverability of the investment in long-term assets and the fair value of the Company’s investment in unproved oil and gas properties.

2.2. Basis of presentation
      The consolidated financial statements include the financial statements of DLS Drilling, Logistics & Services Corporation and its subsidiary and branch. All intercompany balances and transactions have been eliminated in these consolidated financial statements.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 2.     Significant accounting policies and presentation (continued)
      DLS had the following subsidiary and branch:

		Stock
Company	Main Activity	Ownership	Voting Rights

DLS Argentina Ltd. (1)	Oil Field Services	99.99%	99.99%
DLS Bolivia Branch	Oil Field Services	100.00%

(1)	DLS Argentina Ltd. has a branch in Argentina (DLS Argentina Limited Sucursal Argentina)

2.3. Cash and cash equivalents
      Cash and cash equivalents include checking account deposits, time deposits with original maturities of three months or less and cash on hand. For the purposes of the unaudited interim consolidated statements of cash flows the company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

2.4. Parts and supplies
      Inventories of materials, supplies, spare parts, drilling fluids and others are stated at purchase cost. Goods in transit on which ownership has passed to the Company are valued at purchase cost. These values do not exceed those prevailing in the market.

2.5. Property, plant and equipment
      Property, plant and equipment are carried at cost. Major renewals and improvements are capitalized and depreciated over the respective asset’s remaining useful life. Maintenance and repair costs are charged to expense as incurred. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in results of operations. Interest is capitalized on construction-in-progress, if any, at the interest rate on debt incurred for construction or at the weighted average cost of debt outstanding during the period of construction.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 2.     Significant accounting policies and presentation (continued)
      Depreciation is provided using the working days method for drilling rigs and the straight-line method based upon expected useful lives of the rest of the items determined for each class of asset. Estimated useful lives of the assets are as follows:

Drilling rigs	5840 working days
Rig equipment	5 years
Workover rigs	16 years
Pulling rigs	10 years
Trucks and transportation equipment	4 years
Buildings	10 years
Trailers and facilities	4 years
Other	3 to 5 years
      Net property, plant and equipment does not exceed recoverable values based on estimates of future operations. The Company adopted Statement of Financial Accounting Standard Nr.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, issued by the Financial Accounting Standards Board (“FASB”) in August 2001. This standard addresses the accounting for the recognition and measurement of impairment losses for long-lived assets (including oil and gas properties accounted for under the successful efforts method of accounting and certain amortizable intangibles to be held and used or disposed of — See Note 3.)
      The Company performs a review for impairment when circumstances suggest there is a need for such a review. The Company groups and evaluates other property, plant and equipment for impairment based on the ability to identify separate cash flows generated therefrom.

2.6. Foreign currency remeasurement
      The Company has designated the U.S. dollar as the functional currency for its operations because it contracts with customers, purchases equipment and finances capital using the U.S. dollar. Certain monetary assets and liabilities denominated in currencies other than the U.S. dollar are remeasured at period end historical exchange rates and all foreign currency monetary, gains or losses are reflected in each period’s results of operations and are included under financial expenses, net on the Unaudited Interim Consolidated Statement of Income (See Note 16).

2.7. Revenue recognition
      The Company recognizes revenue as services are performed based upon contracted dayrates and the number of operating days during the year. Revenue from turnkey contracts is based on percentage of completion of the services at each balance sheet date. Mobilization fees received and costs incurred in connection with a customer contract to mobilize a rig from one geographic area to another are deferred

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 2.     Significant accounting policies and presentation (continued)
and recognized on a straight-line basis over the term of such contract. Costs incurred to mobilize a rig without a contract are expensed as incurred.

2.8. Compensated absences and additional salaries
      The Company accrues the liability for future compensation to employees for vacations and annual additional salaries (13th month payment) vested during the year.

2.9. Concentration of credit risk
      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents in other high quality financial instruments. The Company limits the amount of credit exposure to any one financial institution. The Company’s customer base consists primarily of major integrated international oil companies, as well as smaller independent oil and gas producers. Management believes the credit quality of its customers is generally high. The Company provides allowances for potential credit losses when necessary.

2.10. Conditions affecting ongoing operations
      The Company’s current business and operations are substantially dependent upon conditions in the oil and gas industry and, specifically, the exploration and production expenditures of oil and gas companies. The demand for contract drilling and related services is influenced by oil and gas prices, expectations about future prices, the cost of producing and delivering oil and gas, government regulations and local and international political and economic conditions. There can be no assurance that current levels of exploration and production expenditures of oil and gas companies will be maintained or that demand for the Company’s services will reflect the level of such activities.

2.11. Income tax
      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards Nr. 109 (“SFAS 109”), “Accounting for Income Tax”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.
      The consolidated entity domiciled in Argentina is subject to Argentine income tax at a nominal rate of 35% except for the activities carried out in the province of Tierra del Fuego, which are exempt. The entity domiciled in Bolivia is subject to Bolivian income tax at a nominal rate of 25%. Income earned by DLS is not subject to taxation.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 3.	Discontinued operations
      From mid-2004 through March 2006, the Company participated in certain oil and gas exploration activities. On June 30, 2004, the Company purchased a 90% interest in exploratory blocks General Lamadrid and Juarez for oil and gas exploration. The purchase price was USD 13,694. The Company allocated USD 13,279 to unproved properties and USD 415 to construction work in progress. Subsequent exploration expenditures were capitalized in 2005 and 2004 in the amount of USD 983 and USD 979 respectively, net of dry hole expense of USD 1,420 and USD 382, respectively. The Company recorded an impairment charge of the unproved properties in the amount of USD 4,946 and USD 1,632 in the years ended December 31, 2005 and 2004, respectively.
      The Company followed the successful efforts method of accounting. Costs of property acquisitions, successful exploratory wells and support equipment and facilities were capitalized. Costs of capitalized oil and gas properties would be amortized using the units of production method. The Company did not generate any sales of oil or gas and all activities were exploratory in nature. Unsuccessful exploratory wells were expensed when determined to be non-productive. Overhead and all exploration cost other than exploratory drilling were charged against income as incurred. The Company disposed of its interest in oil and gas exploration activities in March 2006 and received proceeds equal to the book value of the oil and gas properties as of the date of sale (see Note 17).
Income from discontinued operations

	Six Months
	ended June 30

	2006	2005

Pretax income from discontinued operations
Gain/ Loss on sale of discontinued operations	—	—
Income tax benefit	2,375	—

Income from discontinued operations	2,375	—

Assets of discontinued operations

	June 30	December 31
	2006	2005

Oil and gas unproved properties	—	6,701
Oil and gas construction work in progress	—	575

	—	7,276

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 4.	Cash and cash equivalents

	June 30	December 31
	2006	2005

Cash on hand and in banks	492	331
Time deposits	—	400

	492	731

Note 5.	Accounts receivable

Trade	29,244	26,826

	29,244	26,826

      No allowance for potential credit losses was deemed necessary as of June 30, 2006 and December 31, 2005 based on an evaluation of outstanding customer balances at each date.

Note 6.	Parts and supplies

Drilling fluids	1,763	1,741
Materials, supplies, spare parts and others	13,206	13,916
Goods in transit	1,639	983

	16,608	16,640

Note 7.	Prepaid expenses and other current assets

Prepaid taxes	1,537	2,073
Deferred tax asset	2,525	309
Prepaid expenses	2,245	1,036
Deferred mobilization costs	—	651

	6,307	4,069

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 8.	Property, plant and equipment

	June 30,	December 31,
	2006	2005

Drilling activities:
Drilling rigs	93,515	91,585
Rig equipment	18,593	17,372
Workover rigs	16,056	15,549
Rig held for future use(1)	10,752	10,752
Pulling rigs	7,309	7,324
Trucks and transportation equipment	3,954	3,559
Buildings	2,073	2,826
Trailers and facilities	1,456	1,359
Other	8,674	8,599

	162,382	158,925
Accumulated depreciation	(53,789)	(48,415)

Net property, plant and equipment	108,593	110,510

(1)	Carried at cost, which is lower than estimated fair market value.

Note 9.	Trade accounts payable and accrued expenses

Trade creditors	14,819	11,724
Accrued expenses	2,451	1,798

	17,270	13,522

Note 10.	Short-term debt

Portion of long term debt maturing within one year	8,861	8,690

	8,861	8,690

Note 11.	Payroll and accrued taxes

Payroll	6,904	5,203
Taxes	5,689	2,773

	12,593	7,976

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 12.	Other liabilities

	June 30,	December 31,
	2006	2005

Current
Customer financing of rig purchases	1,442	1,850
Note payable	—	7,177
Other	663	161

Total	2,105	9,188

Non-Current
Customer financing of rig purchases	—	782

Total	—	782

      These liabilities are denominated in US dollars, except for USD 663 and USD 161 which were denominated in Argentine pesos as of June 30, 2006 and December 31, 2005, respectively. The amounts of USD 1,442 and USD 2,632 accrued interest at a 8% p.a. rate in the period ended on June 30, 2006 and the year ended December 31, 2005, respectively. The amount of USD 7,177 accrued interest at a 6% p.a. rate and was retired of the Company subsequent to December 31, 2005. The remaining other liabilities — current (USD 663 and USD 161 as of June 30, 2006 and December 31, 2005, respectively) did not bear interest.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 13.	Long-term debt

	June 30,	December 31,
	2006	2005

10.78% loan agreement due 2006(2)	—	1,110
6.31% loan agreement due 2006(1)	1,313	2,142
6.31% loan agreement due 2007(1)	2,376	—
6.31% loan agreement due 2008(1)	2,376	2,376
5.51% loan agreement due 2009(1)	1,500	1,500
6.56% loan agreement due 2010(1)	700	700
6.56% loan agreement due 2011(1)	350	350
10.78% loan a agreement due 2007(2)	—	733
3.49% loan agreement due 2007(1)	—	2,376
6% loan agreement due 2006(1)	2,787	5,438
6% loan agreement due 2007(1)	4,524	7,163
6% loan agreement due 2008(1)	3,253	7,514
6% loan agreement due 2009(1)	7,135	6,928

Subtotal	26,314	38,330
Less: Long-term debt maturing within one year	8,861	8,690

	17,453	29,640

(1)	Denominated in US dollars

(2)	Denominated in Argentine pesos
      Future maturities of long-term debt as of June 30, 2006 were as follows:

2006 and 2nd quarter 2007	8,861
2007	2,139
2008	5,629
2009	8,635
2010	700
Thereafter	350

Total long term debt	26,314

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 14.	Income tax
      The components of the income tax expense from continuing operations were as follows:

	Six months ended June 30

	2006	2005

Current	(3,302)	(1,799)
Deferred	(210)	(275)

Total	(3,512)	(2,074)

      The Company’s consolidated effective income tax rate for continuing operations for the six months ended June 30, 2006 was 45.1% as compared to 39.5% for the corresponding period in 2005. The lower rate in 2005 was principally the result of higher income in zero tax jurisdictions.
      The results from discontinued operations are presented net of the related tax effect (See Note 3).
      A reconciliation between the income tax expense and income tax computed by applying the statutory rate to income from continuing operations before income taxes is summarized as follows:

		Percent of		Percent of
		Pre-tax		Pre-tax
	2006	income	2005	income

Income from continuing operations before income tax	7,792	100%	5,250	100%
Theoretical income tax(*)	2,644	33.9%	1,799	34.3%

Non taxable result — exempt operation-	618	7.9%	(819)	-15.6%
Non taxable income(**)	(37)	-0.5%	(30)	-0.6%
Foreign exchange remeasurement	287	3.7%	1,124	21.4%

Income tax expense from continuing operations	3,512	45.1%	2,074	39.5%

(*)	The theoretical income tax rate applied represents the weighted average of 35% of Argentine income tax and 25% of Bolivian income tax for continuing operations.

(**)	Taxable income generated by the Company’s operations in the province of Tierra del Fuego are exempt from Argentine income tax for continuing operations.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 15.	Sales and other operating revenues

	Period ended June 30

	2006	2005

By type of service provided
Drilling	48,270	36,040
Workover	16,468	11,870
Pulling	7,565	6,331
Mud Services	9,629	6,759
Other Revenues	87	85

	82,019	61,085

By location
Argentina	79,467	58,635
Bolivia	2,552	2,450

	82,019	61,085

Sales to significant customers were as follows:
Pan American Energy LLC (see Notes 17 and 18)	50,996	34,349
Repsol YPF S.A.	11,874	9,027
Sales to other customers	19,149	17,709

	82,019	61,085

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 16.	Detail of expenses

	Period ended June 30

	2006	2005

Operating costs and expenses
Payroll and related taxes	23,872	18,280
Fuel, lubricants & materials	17,800	15,607
Third party services	14,292	10,420
Depreciation	5,490	4,486
Repairs and maintenance	1,718	1,985
Fleet expenses	1,410	1,419
Insurance	749	697
Other expenses	3,159	2,076

	68,490	54,970

Net Financial Expenses
Interest expense	1,181	1,252
Interest income	(6)	(1)
Other financing charges	1,198	903
Foreign currency losses	375	1

	2,748	2,155

Other (Expenses) Income
Commissions earned	—	3,384
Other	(784)	(85)
	(784)	3,299

      Between July 2004 and December 2005, the Company earned commissions for the assistance provided by DLS management to a related party (see Note 17) in securing significant contracts with certain unrelated parties. The commissions were calculated as a percentage of the actual revenue generated by such contracts and accrued over the term of the contracts. This was a non-recurring income.

Note 17.	Certain agreements and transactions with related parties
      DLS and Pan American Energy LLC, or PAE, a company that is approximately 40% owned by an affiliate of the current owners of DLS, entered into a five-year strategic agreement for the purpose of solidifying a long-term alliance for the drilling of oil and gas wells in the San Jorge basin (see Note 18.1). In the periods ended June 30, 2006 and 2005 Company billed PAE a net aggregate of approximately USD 50,996 and USD 34,349 respectively in respect of drilling and related services provided by DLS; services rendered to PAE represented approximately 62% and 56% of DLS’s revenue

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 17.     Certain agreements and transactions with related parties (continued)
in those periods. Also under the strategic agreement, DLS borrowed from PAE the amount of USD 5,545 during 2004 to purchase rigs to be used in drilling services to this customer. This loan bears interest at a 8% p.a. rate.
      In the periods ended June 30, 2006 and 2005 the Company paid an aggregate amount of approximately USD 4,193 and USD 3,348 respectively, to Tanus Argentina S.A., a related party, for the purchase of drilling fluids (see Note 18.3).
      In 2005 the Company acquired drilling rigs from Compañía de Perforaciones Río Colorado S.A., a related party, for USD 15,140.
      The Company received certain financing loans from a related party, Hudson Global Strategies Limited, in the normal course of business. The outstanding balance as of June 30, 2006 and as of December 31, 2005 was USD 17,700 and USD 27,043 respectively. These loans bear interest at a 6% p.a. rate.
      In 2004 the Company purchased from Barrancas Sur S.A., a related party, a 90% interest in exploratory blocks General Lamadrid and Juarez for oil and gas exploration. In March 2006, the Company entered into an agreement to sell its interest in the exploratory block to its co-owner Barrancas Sur S.A. The transfer was made at book value on the date of sale. In 2006 the Company sold real property in the amount of USD 750 to a related party.
      Executive and other services such as data processing, rent and miscellaneous administrative and technical services were entered into by the Company with related parties. In the periods ended June 2006 and 2005 the Company paid to such related parties an aggregate amount of approximately USD 573 and USD 777 respectively, in respect of said items.
      In the period ended June 30, 2005, the Company earned commissions from Interoil Services Enterprise Limited, a related party, in the amount of USD 3,384.
      The following table summarizes the outstanding balances at each period and year end, arising from the transactions described above.

	June 30,	December 31,
	2006	2005

Accounts receivable trade	17,715	5,076
Trade accounts payable and accrued expenses	472	1,073
Short term debt	6,361	5,437
Long term debt	17,339	21,605
Other liabilities — current	1,442	9,027
Other liabilities — non-current	—	782

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 18.	Commitments and contingencies

18.1. PAE contract
      DLS and PAE, a related party, entered into a five-year strategic agreement for the purpose of solidifying a long-term alliance for the drilling of oil and gas wells in the San Jorge basin. The completion and repair of all wells in the area is also part of the agreement. The strategic agreement expires in June 2008. PAE represented approximately 62% and 56% of DLS’s revenue in the periods ended June 30, 2006 and 2005, respectively. PAE may terminate the agreement without cause on 60 days’ notice or in the case of a spin-off or merger of DLS that is not consented to by PAE. There is no provision allowing early termination by DLS and there are no change of control provisions. In accordance with the strategic agreement, DLS shall ensure the availability of at least three drilling rigs, eight workover rigs and five pulling rigs in order to meet PAE’s drilling plans but, in turn, PAE will provide DLS a sufficient number of drilling locations to keep all such rigs and associated equipment working during the term of the strategic agreement, provided that there are no material changes in the price of oil or adverse results of the production forecasts. The drilling rigs rates under the agreement are subject to an efficiency factor for drilling depths up to 2,700 meters. The agreement incorporates a standard drilling time in hours for a typical drilling prospect up to 2,700 meters. Drilling beyond 2,700 meters or drilling prospects with non-standard procedures are at agreed upon hourly rates plus reimbursable materials and expenses.

18.2. Drilling fluid contract
      DLS entered into a drilling service contract with Repsol-YPF. The term of the contract is three years and comprises 50% of all drilling and fluid services required by the customer in the Neuquen basin where Repsol-YPF is drilling with approximately 20 rigs. DLS derived 14% and 15% of its revenues from this contract, in the six month periods ended on June 30, 2006 and 2005, respectively.

18.3. Source of drilling fluids
      DLS purchases a wide variety of drilling fluids as well as components made by manufacturers and suppliers for use in its operations. The products used by DLS are manufactured by other parties. DLS is not dependent on any single source of supply for any of its raw materials; however, DLS has a long-term agreement with Tanus, a supplier of chemical specialties used in mud service, from which DLS agreed to purchase through 2009 the chemicals it uses to provide mud services. DLS may terminate these agreement without cause on six months’ notice.

18.4. Litigation
      The Company is routinely involved in other litigation, claims and disputes incidental to its business, related to its labor agreements, which at times involves claims, some of which would not be covered by insurance. In the opinion of management, none of the existing litigation will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars

Note 19.	Leases
      The Company leases space used for the executive offices of the branch in Argentina of DLS Argentina Limited. This lease is for an initial three-year term expiring in 2007. It has been classified as an operating lease. The approximate minimum annual rental commitment estimated at June 30, 2006 is USD 70 for each of the next three years. The total rental expense associated with this lease for the periods ended June 30, 2006 and 2005 was USD 36 and USD 32, respectively.

Note 20.	Fair value of financial instruments
      The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at June 30, 2006. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

	Carrying	Fair
	amount	value

Cash and cash equivalents	492	492
Accounts receivable	29,244	29,244
Accounts payable	17,270	17,270
Short-term debt	8,861	8,861
Long-term debt	17,453	17,453
Other liabilities	2,105	2,105
      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•	Cash and cash equivalents, trade accounts receivable, other assets, short term debt, trade accounts payable, accrued expenses: The carrying amounts approximate fair value because of the short maturity of these instruments.

•	Long-term debt: The fair value of the Company’s long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers.

Note 21.	New accounting pronouncements
      SFAS No. 151, Inventory Costs, was issued by the Financial Accounting Standards Board (FASB) in November 2004. This statement amends Accounting Research Bulletin No. 43, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials should be recognized as current-period charges, and it also requires that allocation of fixed production overheads be based on the normal capacity of the related production facilities. The provisions of this statement are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, and applied prospectively. The adoption of this statement did not have a material impact on its financial position or results of operations in the future.

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 21.     New accounting pronouncements (continued)
      FASB issued in December 2004 SFAS No. 153, Exchanges of Non-monetary Assets, An Amendment of APB Opinion No. 29. This statement addresses the measurement of exchanges of non-monetary assets and eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this statement are applied prospectively. The adoption of this statement did not have a material impact on its financial position or results of operations in the future.
      In May 2005, FASB issued the SFAS No. 154, Accounting Changes and Error Corrections. This statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Change in Interim Financial Statements, and changes the requirements for the accounting and reporting of a change in an accounting principle. The adoption of this statement did not have any effect on the Company’s consolidated financial statements.
      On April 4, 2005, FASB adopted Staff Position FSP FAS 19-1 that amends SFAS No. 19 Financial Accounting and Reporting by Oil and Gas Producing Companies, to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project. The guidance in the FSP is required to be applied prospectively as from the third quarter of 2005. The adoption of this FSP did not have any impact on the Company’s 2005 results of operations.
      In September 2005, the Emerging Issue Task Force (“EITF”) concluded in Issue 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty, that two or more exchange transactions involving inventory with the same counterparty that are entered into in contemplation of one another should be combined for purposes of evaluating the effect of APB Opinion 29, Accounting for Non-monetary Transactions. Additionally, the EITF reached a consensus that a non-monetary exchange where an entity transfers finished goods inventory in exchange for the receipt of raw materials or work-in-progress inventory within the same line of business should generally be recognized by the entity at fair value. The consensus in this issue should be applied to transactions completed in reporting periods beginning after March 15, 2006, whether pursuant to arrangements that were in place at the date of initial application of the consensus or arrangements executed subsequent to that date. The adoption of this EITF did not have a material impact on its financial position or results of operations in the future.
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental

DLS DRILLING, LOGISTICS & SERVICES CORPORATION
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
Amounts expressed in thousands of US Dollars
Note 21.     New accounting pronouncements (continued)
compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The adoption of this Statement on January 1, 2006 did not have any effect on its financial positions or results of operations.
      On February 16, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 and No. 140 and allows financial instruments that have embedded derivatives that otherwise would require bifurcation from the host to be accounted for as a whole, if the holder irrevocably elects to account for the whole instrument on a fair value basis. Subsequent changes in the fair value of the instrument would be recognized in earnings. The provisions of this Statement effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this Statement is not expected to have any material impact on the Company’s financial position or the results of its operations.

Note 22.	Stockholders’ equity
      At June 30, 2006, and December 31, 2005, the authorized share capital of DLS was USD 70,000, of which USD 42,963 had been issued and was outstanding, represented by 42,963,374 shares. Each share has a par value of one U.S. Dollar and is entitled to one vote. The shares are identical in all respects. During 2005, the Company received a contribution of additional paid in capital in the aggregate amount of USD 4,140. This contribution of additional paid in capital was made by the shareholders in the same proportion to their ownership interest. No additional common shares were issued.

Note 23.	Subsequent events
      On August 14, 2006, Allis Chalmers Energy Inc. completed the acquisition of all of the outstanding capital stock of DLS. The terms and conditions of the transaction are set forth in the S-1 registration statement filed by Allis Chalmers Energy Inc. with the Securities and Exchange Commission (U.S.).